EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Fourth quarter 2019 net income of $83.8 million, or $0.38 per diluted common share
Full-year 2019 net income of $354.1 million, or $1.60 per diluted common share
Annual loan and lease growth of 4% and deposit growth of 6%

PORTLAND, Ore. – January 22, 2020 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $83.8 million for the fourth quarter of 2019, compared to $84.5 million for the third quarter of 2019 and $80.3 million for the fourth quarter of 2018. Earnings per diluted common share were $0.38 for the fourth quarter of 2019, compared to $0.38 for the third quarter of 2019 and $0.36 for the fourth quarter of 2018.

For the twelve months ended December 31, 2019, the Company reported net income of $354.1 million, or $1.60 per diluted common share, up from $316.3 million, or $1.43 per diluted common share, for the twelve months ended December 31, 2018.

“I am very pleased with the continued progress we made in 2019 on executing against our ambitious Next Gen goals,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Annual loan and lease growth of $773 million in addition to deposit growth of $1.3 billion shows our emphasis on balanced growth has been effective. We took the opportunity to reposition a portion of the balance sheet in the fourth quarter by selling loans with lower yields while reducing higher cost time deposits. We will continue to focus on balanced growth, executing on our expense initiatives and investing in strategic digital initiatives in 2020, which will drive sustained profitability and long-term shareholder value.”

Notable items that impacted the fourth quarter 2019 financial results included:

•$10.4 million loss on the fair value of the MSR asset, compared to the net $4.2 million gain in the prior quarter and the $13.1 million loss in the same period of the prior year.
•$5.0 million gain on the fair value of the debt capital market swap derivatives attributable to the increase in long-term interest rates during the quarter. This compares to the $4.6 million loss in the prior quarter and the $3.0 million loss in the same period of the prior year.
•$1.9 million of exit or disposal costs, related primarily to planned store consolidations, compared to $2.0 million in the prior quarter and $0.8 million in the same period of the prior year.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Full-Year 2019 Highlights (compared to prior year):

•Gross loan and lease growth of $773.0 million, or 4%;
•Deposit growth of $1.3 billion, or 6%;
•Net interest income decreased by $18.0 million, driven primarily by a decrease in short and long-term interest rates during the annual period which led to a decline in net interest margin, partially offset by an increase in loans and leases;
•Provision for loan and lease losses increased by $16.6 million primarily due to loan and lease growth and a slightly higher net charge-off ratio;
•Non-interest income increased by $60.4 million, driven primarily by the $76.3 million net gain recorded from the sale of the Visa Class B stock and other debt securities, partially offset by a reduction in net residential mortgage banking revenue;
•Non-interest expense decreased by $20.4 million, driven primarily by lower salaries and benefits expense, lower occupancy and equipment expense, lower professional fees, and lower FDIC assessment expense, partially offset by a higher loss on other real estate owned (OREO);
•Paid dividends of $0.84 per common share (versus $0.82 per share in the prior year) and repurchased 300,000 shares of common stock; and
•Book value increased by 6%, or $1.17 per common share, and tangible book value1 increased by 12%, or $1.20 per common share.

Fourth Quarter 2019 Highlights (compared to prior quarter):

•Gross loan and lease balance diminishment of $325.1 million, or 2%, partially due to $117.9 million in non-SBA loan sales closed during the quarter. Average loan and lease balances increased $208.3 million, or 1%, compared to the prior quarter;
•Deposit growth of $46.8 million;
•Net interest income decreased by $2.2 million, attributable to a lower average yield on loans and leases, partially offset by lower funding costs;
•Provision for loan and lease losses decreased by $7.0 million, driven by lower net charge offs of $14.9 million during the quarter compared to $18.0 million in the prior quarter;
•Non-interest income decreased by $4.8 million reflecting the linked quarter decline in the fair value of the MSR asset, partially offset by the linked quarter increase in the fair value of debt capital market swap derivatives;
•Non-interest expense decreased by $0.1 million, driven by lower state and local business taxes, lower marketing expense, and a lower loss on OREO, partially offset by lower deferred origination costs and higher charitable contribution expense;
•Non-performing assets to total assets decreased by two basis points to 0.23%;
•Estimated total risk-based capital ratio of 13.9% and estimated Tier 1 common to risk weighted assets ratio of 11.2%; and
•Declared quarterly cash dividend of $0.21 per common share.

Balance Sheet
Total consolidated assets were $28.8 billion as of December 31, 2019, compared to $28.9 billion as of September 30, 2019 and $26.9 billion as of December 31, 2018. Including secured off-balance sheet lines of credit, total available liquidity was $11.4 billion as of December 31, 2019, representing 40% of total assets and 51% of total deposits.
Gross loans and leases were $21.2 billion as of December 31, 2019, a decrease of $0.3 billion from $21.5 billion as of September 30, 2019. This decrease reflects non-SBA loan sales of $117.9 million consistent with management plans to reposition a portion of the balance sheet by reducing lower yielding loans and leases while also reducing higher cost time deposits.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Total deposits were $22.5 billion as of December 31, 2019, an increase of $46.8 million from $22.4 billion as of September 30, 2019. This increase was primarily attributable to growth in money market and interest bearing demand accounts, partially offset by a seasonal decline in non-interest demand deposits.

Net Interest Income
Net interest income was $226.8 million for the fourth quarter of 2019, down $2.2 million from the prior quarter. This decrease was driven primarily by lower average yields on earnings assets, partially offset by lower funding costs and a higher average balance of loans and leases.

The Company’s net interest margin was 3.51% for the fourth quarter of 2019, down 12 basis points from 3.63% for the third quarter of 2019. This decrease was driven primarily by the lower average yields on loans and leases, partially offset by lower funding costs and lower bond premium amortization.

Credit Quality
The allowance for loan and lease losses was $157.6 million, or 0.74% of loans and leases, as of December 31, 2019. The provision for loan and lease losses was $16.3 million for the fourth quarter of 2019, a decrease of $7.0 million from the prior quarter level driven primarily lower net charge-offs. Net charge-offs decreased by 6 basis points from the prior quarter to 0.28% of average loans and leases for the fourth quarter of 2019 (annualized). As of December 31, 2019, non-performing assets decreased to 0.23% of total assets, from 0.25% as of September 30, 2019 and 0.36% as of December 31, 2018.

Non-interest Income
Non-interest income was $83.7 million for the fourth quarter of 2019, down $4.8 million from the prior quarter. This decrease reflects the decline in fair value for the MSR asset, partially offset by the gain on the debt capital market swap derivatives (see notable items above) and the $4.6 million gain related to the sale of loans recorded in the period compared to $1.8 million recorded in the third quarter of 2019.

Net revenue from the origination and sale of residential mortgages was $35.4 million for the fourth quarter of 2019, up $4.0 million from the prior quarter. For-sale mortgage origination volume increased by 26% from the prior quarter, while the home lending gain on sale margin decreased to 3.34% for the fourth quarter of 2019. Of the current quarter’s mortgage production, 55% related to purchase activity, compared to 60% for the prior quarter and 80% for the same period in the prior year.

Non-interest Expense
Non-interest expense was $183.4 million for the fourth quarter of 2019, down $0.1 million from the prior quarter level. This decrease was attributable to lower state and local business taxes, lower marketing expense, a lower loss on OREO, partially offset by lower deferred origination costs and higher charitable contribution expense.

Capital
As of December 31, 2019, the Company’s book value per common share increased to $19.59 from $19.48 in the prior quarter, and its tangible book value per common share1 increased to $11.39 from $11.27 in the prior quarter. During the fourth quarter of 2019, the Company declared a dividend of $0.21 per share.

The Company’s estimated total risk-based capital ratio was 13.9% and its estimated Tier 1 common equity to risk weighted assets ratio was 11.2% as of December 31, 2019. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2019 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Total shareholders' equity	$4,313,915	$4,289,516	$4,228,507	$4,112,326	$4,056,442
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	18,346	19,750	21,155	22,560	23,964
Tangible common shareholders' equity	$2,507,918	$2,482,115	$2,419,701	$2,302,115	$2,244,827
Total assets	$28,846,809	$28,930,855	$27,986,075	$27,355,625	$26,939,781
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	18,346	19,750	21,155	22,560	23,964
Tangible assets	$27,040,812	$27,123,454	$26,177,269	$25,545,414	$25,128,166
Common shares outstanding at period end	220,229	220,212	220,499	220,457	220,255

Total shareholders' equity to total assets ratio	14.95%	14.83%	15.11%	15.03%	15.06%
Tangible common equity ratio	9.27%	9.15%	9.24%	9.01%	8.93%
Book value per common share	$19.59	$19.48	$19.18	$18.65	$18.42
Tangible book value per common share	$11.39	$11.27	$10.97	$10.44	$10.19

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquabank.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2019 earnings conference call on Thursday, January 23, 2020, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full year 2019 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 9756638. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 9756638. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquabank.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the projected impact of strategic investments. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$262,109	$266,111	$264,110	$258,747	$254,093	(2)%	3%
Interest and dividends on investments:
Taxable	13,361	12,546	10,287	19,956	27,381	6%	(51)%
Exempt from federal income tax	1,638	1,727	1,921	2,114	2,135	(5)%	(23)%
Dividends	579	599	574	517	538	(3)%	8%
Temporary investments and interest bearing deposits	4,343	4,204	4,708	925	2,621	3%	66%
Total interest income	282,030	285,187	281,600	282,259	286,768	(1)%	(2)%
Interest expense:
Deposits	44,380	45,876	43,591	34,094	30,124	(3)%	47%
Securities sold under agreement to repurchase and federal funds purchased	431	448	403	810	185	(4)%	133%
Borrowings	5,080	4,238	4,563	3,683	3,326	20%	53%
Junior subordinated debentures	5,325	5,652	5,881	5,987	5,743	(6)%	(7)%
Total interest expense	55,216	56,214	54,438	44,574	39,378	(2)%	40%
Net interest income	226,814	228,973	227,162	237,685	247,390	(1)%	(8)%
Provision for loan and lease losses	16,252	23,227	19,352	13,684	17,219	(30)%	(6)%
Non-interest income:
Service charges on deposits	16,656	16,627	15,953	15,278	16,035	0%	4%
Brokerage revenue	4,027	4,060	3,980	3,810	4,178	(1)%	(4)%
Residential mortgage banking revenue, net	34,050	47,000	9,529	11,231	15,150	(28)%	125%
Gain (loss) on sale of debt securities, net	2	—	(7,186)	—	—	nm	nm
(Loss) gain on equity securities, net	(84)	257	82,607	695	410	(133)%	(120)%
Gain on loan and lease sales, net	4,603	1,762	3,333	769	2,484	161%	85%
BOLI income	2,078	2,067	2,093	2,168	2,116	1%	(2)%
Other income	22,417	16,739	11,514	11,789	16,438	34%	36%
Total non-interest income	83,749	88,512	121,823	45,740	56,811	(5)%	47%
Non-interest expense:
Salaries and employee benefits	108,847	106,819	104,049	100,658	102,109	2%	7%
Occupancy and equipment, net	36,513	35,446	36,032	36,245	35,949	3%	2%
Intangible amortization	1,404	1,405	1,405	1,404	1,542	0%	(9)%
FDIC assessments	2,867	2,587	2,837	2,942	2,619	11%	9%
Loss (gain) on other real estate owned, net	48	1,188	2,678	(51)	1,125	(96)%	(96)%
Other expenses	33,764	36,145	33,414	30,394	35,144	(7)%	(4)%
Total non-interest expense	183,443	183,590	180,415	171,592	178,488	0%	3%
Income before provision for income taxes	110,868	110,668	149,218	98,149	108,494	0%	2%
Provision for income taxes	27,118	26,166	37,408	24,116	28,183	4%	(4)%
Net income	$83,750	$84,502	$111,810	$74,033	$80,311	(1)%	4%

Weighted average basic shares outstanding	220,222	220,285	220,487	220,366	220,247	0%	0%
Weighted average diluted shares outstanding	220,671	220,583	220,719	220,655	220,668	0%	0%
Earnings per common share – basic	$0.38	$0.38	$0.51	$0.34	$0.36	0%	6%
Earnings per common share – diluted	$0.38	$0.38	$0.51	$0.34	$0.36	0%	6%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2019	Dec 31, 2018	Year over Year
Interest income:
Loans and leases	$1,051,077	$972,114	8%
Interest and dividends on investments:
Taxable	56,150	76,014	(26)%
Exempt from federal income tax	7,400	8,368	(12)%
Dividends	2,269	1,988	14%
Temporary investments and interest bearing deposits	14,180	8,665	64%
Total interest income	1,131,076	1,067,149	6%
Interest expense:
Deposits	167,941	92,685	81%
Securities sold under agreement to repurchase and federal funds purchased	2,092	506	313%
Borrowings	17,564	13,604	29%
Junior subordinated debentures	22,845	21,715	5%
Total interest expense	210,442	128,510	64%
Net interest income	920,634	938,639	(2)%
Provision for loan and lease losses	72,515	55,905	30%
Non-interest income:
Service charges on deposits	64,514	62,124	4%
Brokerage revenue	15,877	16,480	(4)%
Residential mortgage banking revenue, net	101,810	118,235	(14)%
(Loss) gain on sale of debt securities, net	(7,184)	14	nm
Gain (loss) on equity securities, net	83,475	(1,484)	nm
Gain on loan and lease sales, net	10,467	7,834	34%
BOLI income	8,406	8,297	1%
Other income	62,459	67,917	(8)%
Total non-interest income	339,824	279,417	22%
Non-interest expense:
Salaries and employee benefits	420,373	425,575	(1)%
Occupancy and equipment, net	144,236	148,724	(3)%
Intangible amortization	5,618	6,166	(9)%
FDIC assessments	11,233	16,094	(30)%
Loss on other real estate owned, net	3,863	867	346%
Other expenses	133,717	142,039	(6)%
Total non-interest expense	719,040	739,465	(3)%
Income before provision for income taxes	468,903	422,686	11%
Provision for income taxes	114,808	106,423	8%
Net income	$354,095	$316,263	12%

Weighted average basic shares outstanding	220,339	220,280	0%
Weighted average diluted shares outstanding	220,650	220,737	0%
Earnings per common share – basic	$1.61	$1.44	12%
Earnings per common share – diluted	$1.60	$1.43	12%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$382,598	$433,620	$342,508	$296,967	$335,419	(12)%	14%
Interest bearing cash and temporary investments	980,158	757,824	691,283	605,841	287,218	29%	241%
Investment securities:
Equity and other, at fair value	80,165	64,764	66,358	63,327	61,841	24%	30%
Available for sale, at fair value	2,814,682	2,842,076	2,698,398	2,894,778	2,977,108	(1)%	(5)%
Held to maturity, at amortized cost	3,260	3,320	3,416	3,478	3,606	(2)%	(10)%
Loans held for sale, at fair value	513,431	355,022	356,645	240,302	166,461	45%	208%
Loans and leases	21,195,684	21,520,794	20,953,371	20,405,997	20,422,666	(2)%	4%
Allowance for loan and lease losses	(157,629)	(156,288)	(151,069)	(144,872)	(144,871)	1%	9%
Net loans and leases	21,038,055	21,364,506	20,802,302	20,261,125	20,277,795	(2)%	4%
Restricted equity securities	46,463	54,463	43,063	47,466	40,268	(15)%	15%
Premises and equipment, net	201,460	203,391	210,285	217,595	227,423	(1)%	(11)%
Operating lease right-of-use assets	110,718	108,187	112,752	109,807	—	2%	nm
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	18,346	19,750	21,155	22,560	23,964	(7)%	(23)%
Residential mortgage servicing rights, at fair value	115,010	151,383	139,780	158,946	169,025	(24)%	(32)%
Bank owned life insurance	320,611	318,533	316,435	314,303	313,626	1%	2%
Other assets	434,201	466,365	394,044	331,479	268,376	(7)%	62%
Total assets	$28,846,809	$28,930,855	$27,986,075	$27,355,625	$26,939,781	0%	7%
Liabilities:
Deposits	$22,481,504	$22,434,734	$21,819,013	$21,243,894	$21,137,486	0%	6%
Securities sold under agreements to repurchase	311,308	296,717	308,052	288,944	297,151	5%	5%
Borrowings	906,635	1,106,674	821,712	932,420	751,788	(18)%	21%
Junior subordinated debentures, at fair value	274,812	267,798	277,028	294,121	300,870	3%	(9)%
Junior subordinated debentures, at amortized cost	88,496	88,553	88,610	88,667	88,724	0%	0%
Operating lease liabilities	119,429	116,924	121,742	118,520	—	2%	nm
Deferred tax liability, net	52,928	67,055	57,757	45,202	25,846	(21)%	105%
Other liabilities	297,782	262,884	263,654	231,531	281,474	13%	6%
Total liabilities	24,532,894	24,641,339	23,757,568	23,243,299	22,883,339	0%	7%
Shareholders' equity:
Common stock	3,514,000	3,511,493	3,514,391	3,511,731	3,512,874	0%	0%
Retained earnings	770,366	733,059	695,003	629,877	602,482	5%	28%
Accumulated other comprehensive income (loss)	29,549	44,964	19,113	(29,282)	(58,914)	(34)%	(150)%
Total shareholders' equity	4,313,915	4,289,516	4,228,507	4,112,326	4,056,442	1%	6%
Total liabilities and shareholders' equity	$28,846,809	$28,930,855	$27,986,075	$27,355,625	$26,939,781	0%	7%

Common shares outstanding at period end	220,229	220,212	220,499	220,457	220,255	0%	0%
Book value per common share	$19.59	$19.48	$19.18	$18.65	$18.42	1%	6%
Tangible book value per common share	$11.39	$11.27	$10.97	$10.44	$10.19	1%	12%
Tangible equity - common	$2,507,918	$2,482,115	$2,419,701	$2,302,115	$2,244,827	1%	12%
Tangible common equity to tangible assets	9.27%	9.15%	9.24%	9.01%	8.93%	0.12	0.34

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,545,566	$3,495,555	$3,537,084	$3,476,972	$3,573,065	1%	(1)%
Owner occupied term, net	2,496,088	2,566,299	2,396,674	2,449,648	2,480,371	(3)%	1%
Multifamily, net	3,514,774	3,479,986	3,341,547	3,302,936	3,304,763	1%	6%
Construction & development, net	678,740	771,214	732,932	686,107	736,254	(12)%	(8)%
Residential development, net	189,010	191,500	199,421	205,963	196,890	(1)%	(4)%
Commercial:
Term, net	2,232,817	2,310,759	2,271,346	2,185,322	2,232,923	(3)%	0%
Lines of credit & other, net	1,212,393	1,254,755	1,280,587	1,229,092	1,169,525	(3)%	4%
Leases & equipment finance, net	1,465,489	1,485,753	1,449,579	1,378,686	1,330,155	(1)%	10%
Residential real estate:
Mortgage, net	4,215,424	4,245,674	3,995,643	3,768,955	3,635,073	(1)%	16%
Home equity loans & lines, net	1,237,512	1,224,578	1,215,215	1,170,252	1,176,477	1%	5%
Consumer & other, net	407,871	494,721	533,343	552,064	587,170	(18)%	(31)%
Total loans, net of deferred fees and costs	$21,195,684	$21,520,794	$20,953,371	$20,405,997	$20,422,666	(2)%	4%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	16%	17%	17%	17%
Owner occupied term, net	12%	12%	11%	12%	12%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	3%	4%	3%	3%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	10%	11%	11%	11%	11%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	7%	7%	7%	7%	6%
Residential real estate:
Mortgage, net	20%	20%	19%	18%	18%
Home equity loans & lines, net	6%	5%	6%	6%	6%
Consumer & other, net	2%	2%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,913,375	$7,123,180	$6,771,087	$6,495,562	$6,667,467	(3)%	4%
Demand, interest bearing	2,524,534	2,406,404	2,355,473	2,341,441	2,340,471	5%	8%
Money market	6,930,815	6,646,383	6,789,036	6,469,286	6,645,390	4%	4%
Savings	1,471,475	1,469,302	1,446,332	1,479,509	1,492,685	0%	(1)%
Time	4,641,305	4,789,465	4,457,085	4,458,096	3,991,473	(3)%	16%
Total	$22,481,504	$22,434,734	$21,819,013	$21,243,894	$21,137,486	0%	6%

Total core deposits (1)	$19,061,058	$18,845,328	$18,529,797	$17,903,754	$18,190,402	1%	5%

Deposit mix:
Demand, non-interest bearing	31%	32%	31%	31%	32%
Demand, interest bearing	11%	11%	11%	11%	11%
Money market	31%	30%	31%	30%	31%
Savings	6%	6%	7%	7%	7%
Time	21%	21%	20%	21%	19%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	415,254	413,633	409,235	406,039	406,240
Demand, interest bearing	75,900	76,390	76,686	76,712	77,099
Money market	58,888	58,796	58,158	56,602	56,196
Savings	159,948	160,673	160,708	161,039	161,656
Time	62,952	62,122	60,571	58,210	54,388
Total	772,942	771,614	765,358	758,602	755,579

Average balance per account:
Demand, non-interest bearing	$16.6	$17.2	$16.5	$16.0	$16.4
Demand, interest bearing	33.3	31.5	30.7	30.5	30.4
Money market	117.7	113.0	116.7	114.3	118.3
Savings	9.2	9.1	9.0	9.2	9.2
Time	73.7	77.1	73.6	76.6	73.4
Total	$29.1	$29.1	$28.5	$28.0	$28.0

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$26,244	$31,636	$35,022	$44,586	$50,823	(17)%	(48)%
Loans and leases past due 90+ days and accruing (1)	37,969	35,745	35,700	31,424	36,444	6%	4%
Total non-performing loans and leases	64,213	67,381	70,722	76,010	87,267	(5)%	(26)%
Other real estate owned	3,295	4,026	8,423	10,488	10,958	(18)%	(70)%
Total non-performing assets	$67,508	$71,407	$79,145	$86,498	$98,225	(5)%	(31)%

Performing restructured loans and leases	$18,576	$14,309	$15,267	$15,726	$13,924	30%	33%
Loans and leases past due 31-89 days	$41,882	$44,390	$40,619	$53,009	$37,373	(6)%	12%
Loans and leases past due 31-89 days to total loans and leases	0.20%	0.21%	0.19%	0.26%	0.18%
Non-performing loans and leases to total loans and leases (1)	0.30%	0.31%	0.34%	0.37%	0.43%
Non-performing assets to total assets (1)	0.23%	0.25%	0.28%	0.32%	0.36%

(1)Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $4.3 million, $5.2 million, $5.4 million, $158,000, and $8.9 million at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$156,288	$151,069	$144,872	$144,871	$144,026
Provision for loan and lease losses	16,252	23,227	19,352	13,684	17,219	(30)%	(6)%
Charge-offs	(18,734)	(23,112)	(16,707)	(17,152)	(19,527)	(19)%	(4)%
Recoveries	3,823	5,104	3,552	3,469	3,153	(25)%	21%
Net charge-offs	(14,911)	(18,008)	(13,155)	(13,683)	(16,374)	(17)%	(9)%
Total allowance for loan and lease losses	157,629	156,288	151,069	144,872	144,871	1%	9%
Reserve for unfunded commitments	5,106	5,085	4,857	4,654	4,523	0%	13%
Total allowance for credit losses	$162,735	$161,373	$155,926	$149,526	$149,394	1%	9%

Net charge-offs to average loans and leases (annualized)	0.28%	0.34%	0.26%	0.27%	0.32%
Recoveries to gross charge-offs	20.41%	22.08%	21.26%	20.23%	16.15%
Allowance for loan and lease losses to loans and leases	0.74%	0.73%	0.72%	0.71%	0.71%
Allowance for credit losses to loans and leases	0.77%	0.75%	0.74%	0.73%	0.73%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2019	Dec 31, 2018	Year over Year
Allowance for credit losses:
Balance beginning of period	$144,871	$140,608
Provision for loan and lease losses	72,515	55,905	30%
Charge-offs	(75,705)	(66,050)	15%
Recoveries	15,948	14,408	11%
Net charge-offs	(59,757)	(51,642)	16%
Total allowance for loan and lease losses	157,629	144,871	9%
Reserve for unfunded commitments	5,106	4,523	13%
Total allowance for credit losses	$162,735	$149,394	9%

Net charge-offs to average loans and leases	0.29%	0.26%
Recoveries to gross charge-offs	21.07%	21.81%

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	4.25%	4.82%	5.03%	5.95%	5.81%	(0.57)	(1.56)
Yield on loans and leases	4.80%	4.93%	5.07%	5.06%	4.97%	(0.13)	(0.17)
Yield on taxable investments	2.05%	1.99%	1.62%	2.96%	4.11%	0.06	(2.06)
Yield on tax-exempt investments (1)	3.23%	3.30%	3.42%	3.59%	3.70%	(0.07)	(0.47)
Yield on interest bearing cash and temporary investments	1.65%	2.20%	2.41%	2.44%	2.25%	(0.55)	(0.60)
Total yield on earning assets (1)	4.36%	4.52%	4.59%	4.79%	4.81%	(0.16)	(0.45)

Cost of interest bearing deposits	1.13%	1.19%	1.16%	0.97%	0.85%	(0.06)	0.28
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.56%	0.57%	0.55%	0.88%	0.26%	(0.01)	0.30
Cost of borrowings	1.96%	1.95%	2.03%	1.88%	1.75%	0.01	0.21
Cost of junior subordinated debentures	5.92%	6.14%	6.17%	6.24%	6.13%	(0.22)	(0.21)
Total cost of interest bearing liabilities	1.27%	1.33%	1.31%	1.14%	1.00%	(0.06)	0.27

Net interest spread (1)	3.09%	3.19%	3.28%	3.65%	3.81%	(0.10)	(0.72)
Net interest margin (1)	3.51%	3.63%	3.70%	4.03%	4.15%	(0.12)	(0.64)

Performance Ratios:
Return on average assets	1.15%	1.18%	1.62%	1.12%	1.19%	(0.03)	(0.04)
Return on average tangible assets	1.22%	1.26%	1.73%	1.20%	1.28%	(0.04)	(0.06)
Return on average common equity	7.70%	7.87%	10.80%	7.34%	7.90%	(0.17)	(0.20)
Return on average tangible common equity	13.24%	13.67%	19.14%	13.17%	14.34%	(0.43)	(1.10)
Efficiency ratio – Consolidated	59.00%	57.76%	51.64%	60.44%	58.58%	1.24	0.42
Efficiency ratio – Bank	57.56%	56.22%	50.16%	58.57%	57.67%	1.34	(0.11)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2019	Dec 31, 2018	Year over Year
Average Rates:
Yield on loans held for sale	4.83%	5.02%	(0.19)
Yield on loans and leases	4.96%	4.90%	0.06
Yield on taxable investments	2.16%	2.86%	(0.70)
Yield on tax-exempt investments (1)	3.40%	3.66%	(0.26)
Yield on temporary investments and interest bearing cash	2.06%	1.94%	0.12
Total yield on earning assets (1)	4.56%	4.59%	(0.03)

Cost of interest bearing deposits	1.12%	0.67%	0.45
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.65%	0.18%	0.47
Cost of borrowings	1.96%	1.73%	0.23
Cost of junior subordinated debentures	6.12%	5.86%	0.26
Total cost of interest bearing liabilities	1.26%	0.84%	0.42

Net interest spread (1)	3.30%	3.75%	(0.45)
Net interest margin (1)	3.71%	4.04%	(0.33)

Performance Ratios:
Return on average assets	1.27%	1.21%	0.06
Return on average tangible assets	1.35%	1.30%	0.05
Return on average common equity	8.42%	7.90%	0.52
Return on average tangible common equity	14.77%	14.45%	0.32
Efficiency ratio – Consolidated	56.97%	60.61%	(3.64)
Efficiency ratio – Bank	55.40%	58.60%	(3.20)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$1,045,975	$759,416	$783,703	$153,347	$462,621	38%	126%
Investment securities, taxable	2,719,089	2,648,092	2,683,472	2,757,644	2,716,616	3%	0%
Investment securities, tax-exempt	244,895	252,765	271,633	287,366	282,998	(3)%	(13)%
Loans held for sale	415,169	328,155	264,445	187,656	238,958	27%	74%
Loans and leases	21,379,239	21,170,915	20,605,963	20,388,988	20,051,674	1%	7%
Total interest earning assets	25,804,367	25,159,343	24,609,216	23,775,001	23,752,867	3%	9%
Goodwill and other intangible assets, net	1,806,791	1,808,191	1,809,583	1,811,007	1,812,487	0%	0%
Total assets	28,981,387	28,356,982	27,709,310	26,811,621	26,672,224	2%	9%

Non-interest bearing demand deposits	7,037,320	6,880,093	6,556,090	6,505,615	6,828,730	2%	3%
Interest bearing deposits	15,550,483	15,289,464	15,069,198	14,304,325	14,138,852	2%	10%
Total deposits	22,587,803	22,169,557	21,625,288	20,809,940	20,967,582	2%	8%
Interest bearing liabilities	17,237,770	16,827,917	16,646,949	15,858,561	15,547,250	2%	11%

Shareholders’ equity - common	4,317,277	4,260,810	4,153,175	4,091,174	4,035,125	1%	7%
Tangible common equity (1)	2,510,486	2,452,619	2,343,592	2,280,167	2,222,638	2%	13%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2019	Dec 31, 2018	Year over Year
Temporary investments and interest bearing cash	$688,258	$446,500	54%
Investment securities, taxable	2,701,821	2,729,950	(1)%
Investment securities, tax-exempt	264,017	281,906	(6)%
Loans held for sale	299,560	288,288	4%
Loans and leases	20,889,769	19,562,369	7%
Total interest earning assets	24,843,425	23,309,013	7%
Goodwill and other intangible assets, net	1,808,879	1,814,756	0%
Total assets	27,971,844	26,210,933	7%

Non-interest bearing demand deposits	6,746,607	6,699,112	1%
Interest bearing deposits	15,057,428	13,820,497	9%
Total deposits	21,804,035	20,519,609	6%
Interest bearing liabilities	16,647,085	15,264,375	9%

Shareholders’ equity - common	4,206,380	4,002,700	5%
Tangible common equity (1)	2,397,501	2,187,944	10%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Quarter Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$415,169	$4,408	4.25%	$328,155	$3,953	4.82%	$238,958	$3,473	5.81%
Loans and leases (1)	21,379,239	257,701	4.80%	21,170,915	262,158	4.93%	20,051,674	250,620	4.97%
Taxable securities	2,719,089	13,940	2.05%	2,648,092	13,145	1.99%	2,716,616	27,919	4.11%
Non-taxable securities (2)	244,895	1,980	3.23%	252,765	2,086	3.30%	282,998	2,619	3.70%
Temporary investments and interest-bearing cash	1,045,975	4,343	1.65%	759,416	4,204	2.20%	462,621	2,621	2.25%
Total interest-earning assets	25,804,367	$282,372	4.36%	25,159,343	$285,546	4.52%	23,752,867	$287,252	4.81%
Other assets	3,177,020			3,197,639			2,919,357
Total assets	$28,981,387			$28,356,982			$26,672,224
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,446,137	$3,485	0.57%	$2,363,626	$3,117	0.52%	$2,319,613	$2,659	0.45%
Money market deposits	6,853,118	13,690	0.79%	6,962,370	16,575	0.94%	6,371,127	9,170	0.57%
Savings deposits	1,463,744	509	0.14%	1,462,198	557	0.15%	1,488,768	490	0.13%
Time deposits	4,787,484	26,696	2.21%	4,501,270	25,627	2.26%	3,959,344	17,805	1.78%
Total interest-bearing deposits	15,550,483	44,380	1.13%	15,289,464	45,876	1.19%	14,138,852	30,124	0.85%
Repurchase agreements and federal funds purchased	303,230	431	0.56%	313,089	448	0.57%	284,847	185	0.26%
Borrowings	1,027,311	5,080	1.96%	860,285	4,238	1.95%	751,773	3,326	1.75%
Junior subordinated debentures	356,746	5,325	5.92%	365,079	5,652	6.14%	371,778	5,743	6.13%
Total interest-bearing liabilities	17,237,770	$55,216	1.27%	16,827,917	$56,214	1.33%	15,547,250	$39,378	1.00%
Non-interest-bearing deposits	7,037,320			6,880,093			6,828,730
Other liabilities	389,020			388,162			261,119
Total liabilities	24,664,110			24,096,172			22,637,099
Common equity	4,317,277			4,260,810			4,035,125
Total liabilities and shareholders' equity	$28,981,387			$28,356,982			$26,672,224
NET INTEREST INCOME		$227,156			$229,332			$247,874
NET INTEREST SPREAD			3.09%			3.19%			3.81%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.51%			3.63%			4.15%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $342,000 for the three months ended December 31, 2019 as compared to $359,000 for September 30, 2019 and $484,000 for December 31, 2018.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$299,560	$14,477	4.83%	$288,288	$14,475	5.02%
Loans and leases (1)	20,889,769	1,036,600	4.96%	19,562,369	957,639	4.90%
Taxable securities	2,701,821	58,419	2.16%	2,729,950	78,002	2.86%
Non-taxable securities (2)	264,017	8,971	3.40%	281,906	10,316	3.66%
Temporary investments and interest-bearing cash	688,258	14,180	2.06%	446,500	8,665	1.94%
Total interest-earning assets	24,843,425	$1,132,647	4.56%	23,309,013	$1,069,097	4.59%
Other assets	3,128,419			2,901,920
Total assets	$27,971,844			$26,210,933
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,365,845	$12,040	0.51%	$2,333,662	$7,675	0.33%
Money market deposits	6,740,502	56,633	0.84%	6,438,175	27,599	0.43%
Savings deposits	1,467,263	1,746	0.12%	1,473,134	1,356	0.09%
Time deposits	4,483,818	97,522	2.17%	3,575,526	56,055	1.57%
Total interest-bearing deposits	15,057,428	167,941	1.12%	13,820,497	92,685	0.67%
Repurchase agreements and federal funds purchased	319,723	2,092	0.65%	287,767	506	0.18%
Borrowings	896,681	17,564	1.96%	785,593	13,604	1.73%
Junior subordinated debentures	373,253	22,845	6.12%	370,518	21,715	5.86%
Total interest-bearing liabilities	16,647,085	$210,442	1.26%	15,264,375	$128,510	0.84%
Non-interest-bearing deposits	6,746,607			6,699,112
Other liabilities	371,772			244,746
Total liabilities	23,765,464			22,208,233
Common equity	4,206,380			4,002,700
Total liabilities and shareholders' equity	$27,971,844			$26,210,933
NET INTEREST INCOME		$922,205			$940,587
NET INTEREST SPREAD			3.30%			3.75%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.71%			4.04%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.6 million for the twelve months ended December 31, 2019 as compared to $1.9 million for the same period in 2018.

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$35,438	$31,432	$23,151	$14,373	$16,665	13%	113%
Servicing	8,981	11,358	11,036	10,824	11,555	(21)%	(22)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,237)	(6,835)	(6,905)	(6,431)	(6,425)	(23)%	(18)%
Changes due to valuation inputs or assumptions	(5,132)	11,045	(17,753)	(7,535)	(6,645)	(146)%	(23)%
Total	$34,050	$47,000	$9,529	$11,231	$15,150	(28)%	125%

Closed loan volume:
Portfolio	$335,511	$611,022	$481,878	$318,612	$312,524	(45)%	7%
For-sale	1,060,016	844,442	698,150	487,090	589,355	26%	80%
Total	$1,395,527	$1,455,464	$1,180,028	$805,702	$901,879	(4)%	55%

Gain on sale margin:
Based on for-sale volume	3.34%	3.72%	3.32%	2.95%	2.83%	(0.38)	0.51

Residential mortgage servicing rights:
Balance, beginning of period	$151,383	$139,780	$158,946	$169,025	$175,038	8%	(14)%
Additions for new MSR capitalized	8,397	7,393	5,492	3,887	7,057	14%	19%
Sale of MSR assets	(34,401)	—	—	—	—	nm	nm
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,237)	(6,835)	(6,905)	(6,431)	(6,425)	(23)%	(18)%
Changes due to valuation inputs or assumptions	(5,132)	11,045	(17,753)	(7,535)	(6,645)	(146)%	(23)%
Balance, end of period	$115,010	$151,383	$139,780	$158,946	$169,025	(24)%	(32)%

Residential mortgage loans serviced for others	$12,276,943	$15,707,519	$15,796,102	$15,902,587	$15,978,885	(22)%	(23)%
MSR as % of serviced portfolio	0.94%	0.96%	0.88%	1.00%	1.06%	(0.02)	(0.12)

Umpqua Reports Fourth Quarter and Full-Year 2019 Results
January 22, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2019	Dec 31, 2018	Year over Year
Residential mortgage banking revenue:
Origination and sale	$104,394	$88,644	18%
Servicing	42,199	42,786	(1)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(25,408)	(24,533)	4%
Changes due to valuation inputs or assumptions	(19,375)	11,338	(271)%
Total	$101,810	$118,235	(14)%

Closed loan volume:
Portfolio	$1,747,023	$1,168,829	49%
For-sale	3,089,698	2,872,994	8%
Total	$4,836,721	$4,041,823	20%

Gain on sale margin:
Based on for-sale volume	3.38%	3.09%	0.29

Residential mortgage servicing rights:
Balance, beginning of period	$169,025	$153,151	10%
Additions for new MSR capitalized	25,169	29,069	(13)%
Sale of MSR assets	(34,401)	—	nm
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(25,408)	(24,533)	4%
Changes due to valuation inputs or assumptions	(19,375)	11,338	(271)%
Balance, end of period	$115,010	$169,025	(32)%

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